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                                                                      Exhibit 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-55904, 333-36082, 333-93187, 333-46043, and 333-35501 of Dominion Resources,
Inc. on Form S-3 and Registration Statement Nos. 333-38398, 333-38398, 333-95795, 333-95567, 333-87529, 333-78173, 333-69305, 333-49725, 333-25587,
333-18391, 333-02733, and 33-62705 of Dominion Resources, Inc. on form S-8 of our reports dated January 25, 2001, appearing in and incorporated by reference in this Annual Report on Form 10-K of Dominion Resources, Inc. for the year ended December 31, 2000.


DELLOITTE & TOUCHE LLP

Richmond, Virginia
March 16, 2001